Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Jennifer S. Sim, Paul Vogel, and Bracken Darrell, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended March 28, 2026, to be filed with the Securities and Exchange Commission.
IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 13th day of May, 2026.

V.F. CORPORATION
ATTEST:

/s/ Jennifer S. Sim	By:	/s/ Richard T. Carucci
Jennifer S. Sim		Richard T. Carucci
Secretary		Chair of the Board of Directors

Principal Executive Officer:		Principal Financial Officer:

/s/ Bracken Darrell		/s/ Paul Vogel
Bracken Darrell		Paul Vogel
President, Chief Executive Officer and Director		Executive Vice President and Chief Financial Officer

/s/ Alexander K. Cho		/s/ Laura W. Lang
Alexander K. Cho, Director		Laura W. Lang, Director

/s/ Juliana L. Chugg		/s/ Clarence Otis, Jr.
Juliana L. Chugg, Director		Clarence Otis, Jr., Director

/s/ Trevor A. Edwards		/s/ Carol L. Roberts
Trevor A. Edwards, Director		Carol L. Roberts, Director

/s/ Mindy Grossman		/s/ Matthew J. Shattock
Mindy Grossman, Director		Matthew J. Shattock, Director

/s/ Mark S. Hoplamazian		/s/ Kirk Tanner
Mark S. Hoplamazian, Director		Kirk Tanner, Director